EXHIBIT 5.1

                          [Baker & McKenzie Letterhead]

ANDREW HULSH
ANDREW.HULSH@BAKERNET.COM
(305) 789-8985

                                 August 12, 1998

InterAmericas Communications Corporation
2600 Douglas Road, Suite 501
Coral Gables, Florida 33134

Gentlemen:

         InterAmericas Communications Corporation, a Texas corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") (Registration No. 333-41839) under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by certain stockholders of the Company which are identified under the caption "Selling Stockholders" in the Registration Statement (the "Stockholders") of those number of shares of Common Stock, par value $.01 per share (the "Common Stock"), identified under the caption "Selling Stockholders" in the Registration Statement (the "Offering"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Articles of Incorporation, as amended to date, and Bylaws, as currently in effect; (ii) resolutions of the Company's Board of Directors authorizing the Offering and related matters; (iii) the Registration Statement and schedules and exhibits thereto and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Common Stock to be sold by the Stockholders in the Offering has been duly and validly authorized, fully paid and non-assessable assuming, to the extent applicable, that with respect to the shares of Common Stock issuable upon the exercise of options and warrants, that such options and warrants have been validly exercised in accordance with their respective terms and that the underlying shares of Common Stock have been paid for as provided for therein.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Texas as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this

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InterAmericas Communications Corporation
August 12, 1998
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date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Act.

                                             Very truly yours,

                                             BAKER & McKENZIE

                                             By: /s/ ANDREW HULSH
                                                --------------------------------
                                                     Andrew Hulsh